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                                                  Registration No. 33-



As filed with the Securities and Exchange Commission on August 25, 1995
=======================================================================


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC  20549

                            ------------------

                                FORM S-8

                         REGISTRATION STATEMENT
                                  UNDER
                       THE SECURITIES ACT OF 1933

                            ------------------

                      WISCONSIN ENERGY CORPORATION
         (Exact name of registrant as specified in its charter)


               WISCONSIN                                       39-1391525
     (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                       Identification No.)

        231 West Michigan Street
              P.O. Box 2949
          Milwaukee, Wisconsin                                   53201
(Address of principal executive offices)                      (Zip Code)

                          ------------------

                     WISCONSIN ELECTRIC POWER COMPANY
                     MANAGEMENT EMPLOYEE SAVINGS PLAN
                        (Full title of the plan)

                          -------------------

                             J. G. REMMEL
          Vice President, Treasurer and Chief Financial Officer
                      Wisconsin Energy Corporation
                        231 West Michigan Street
                            P.O. Box 2949
                       Milwaukee, Wisconsin 53201
                (Name and address of agent for service)

                            (414) 221-2345
    (Telephone number, including area code, of agent for service)

                               Copy to:
                       BRUCE C. DAVIDSON, ESQ.
                          Quarles & Brady
                      411 East Wisconsin Avenue
                      Milwaukee, Wisconsin 53202
                           (414) 277-5000

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                        CALCULATION OF REGISTRATION FEE
==============================================================================

                                                        Proposed
                                         Proposed       Maximum
Title of Securities                       Maximum       Aggregate   Amount of
       to be          Amount to be     Offering Price   Offering  Registration
   Registered (1)     Registered (1)    Per Share (2)     Price        Fee
   --------------     --------------    -------------     -----        ---
  Common Stock,
  $.01 par value       400,000 shares    $10,775,000    $26.9375    $3,715.18
==============================================================================


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon $26.9375 per share, which is the average of the high and low sales prices of the Registrant's Common Stock on the New York Stock Exchange Composite Tape on August 23, 1995 as reported in the Midwest Edition of THE WALL STREET JOURNAL.

                                  *  *  *  *  *

        This Registration Statement registers additional securities relating to the employee benefit plan described herein, for which an earlier registration statement on Form S-8 (Registration No. 33-34657), filed on May 1, 1990, is and shall remain effective until the remaining shares registered thereby are sold. The Registrant has elected not to rely upon General Instruction E to Form S-8, which permits the filing of an abbreviated registration statement for the registration of additional securities, since such earlier registration statement is on old Form S-8, prior to the comprehensive revision of such form in June 1990.
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                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

            The following documents filed by Wisconsin Energy Corporation (the "Registrant") (Commission File No. 1-9057) with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934 (the "1934 Act") are incorporated herein by reference:

            (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and Amendment No. 1 thereto (on Form 10-K/A) dated June 23, 1995.

            (b) Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1995 and June 30, 1995.

            (c)          Current Report on Form 8-K dated April 28, 1995.

            (d) The description of the Registrant's Common Stock contained in the Registrant's Current Report on Form 8-K dated October 31, 1991, which updates the description of the Common Stock incorporated by reference in the Registrant's Registration Statement on Form 8-B dated January 7, 1987, including any future amendment or report filed for the purpose of updating such description, and the description under "Description of Primergy Capital Stock" in the Joint Proxy Statement/Prospectus dated August 7, 1995 contained in the Registrant's Registration Statement on Form S-4, Registration No. 33-61619, filed in connection with the Registrant's proposed business combination transaction with Northern States Power Company.

            (e) Information furnished in lieu of the Form 11-K Annual Report for the Wisconsin Energy Corporation Management Employee Savings Plan (the "Plan") for the year ended December 31, 1994, which is filed as Exhibit (99)-1 with Amendment No. 1 (on Form 10-K/A) to the Registrant's Annual Report on Form 10-K referred to in paragraph (a) above.

            All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

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            Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.

            Not applicable.  See Item 3(d) above.

Item 5.  Interests of Named Experts and Counsel.

            Not applicable.

Item 6.  Indemnification of Directors and Officers.

            Chapter 180 of the Wisconsin Statutes includes provisions for indemnification by a corporation of a director or officer against certain liabilities and expenses incurred by him or her in any proceeding (whether threatened, pending or completed, and whether brought by the corporation or any other person) to which he or she was a party because of being a director or officer. In general, under these provisions (1) a corporation is required to indemnify a director or officer, to the extent he or she has been successful on the merits or otherwise in the defense of any such proceeding, for all reasonable expenses incurred in the proceeding, and (2) in other cases, the corporation is required to indemnify a director or officer against liabilities (including, among other things, judgments, penalties, fines and reasonable expenses) incurred in any such proceeding unless liability was incurred because he or she breached or failed to perform a duty to the corporation and the breach or failure constitutes any of the following: (a) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which he or she has a material conflict of interest, (b) a violation of criminal law, unless he or she had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful, (c) a transaction from which he or she derived an improper personal profit, or (d) willful misconduct. The provisions specify that the termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification is not required. Also, the provisions permit a corporation to pay or reimburse reasonable expenses as incurred if the director or officer affirms his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation and undertakes to make repayment to the extent it is ultimately determined that indemnification is not required. With specified exceptions, these provisions do not preclude additional indemnification. Chapter 180 specifically provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance, to the extent required or permitted generally thereunder, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

            Chapter 180 of the Wisconsin Statutes also provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failures to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification referred to above.

            The Bylaws of the Registrant and the Bylaws of Wisconsin Electric Power Company ("Wisconsin Electric") provide generally for mandatory indemnification of directors and officers of the respective companies to the fullest extent permitted by law.

            The Plan provides that Wisconsin Electric shall indemnify the Plan Administrator, members of the Savings Plan Policy Committee, directors, and any other employee deemed to be a "fiduciary" against claims in connection with any action or failure to act regarding the Plan, to the extent required or permitted by law.

            Officers and directors of the Registrant and Wisconsin Electric, its subsidiary, are covered by insurance policies purchased by the Registrant or Wisconsin Electric, under which they are insured (subject to exceptions and limitations specified in the policies) against expenses and liabilities arising out of actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

Item 7.  Exemption from Registration Claimed.

            Not applicable.

Item 8.  Exhibits.

            The following documents are filed as exhibits to this Registration Statement.

Exhibit No.

(4)-(1)  -  Restated Articles of Incorporation of Registrant.  (Incorporated
            herein by reference to Exhibit (3)-1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, File
            No. 1-9057.)
(4)-(2)  -  Bylaws of Registrant.  (Incorporated herein by reference to
            Exhibit (3)-2 to the Registrant's Registration Statement on
            Form S-4, File No. 33-61619.)
(5)      -  Opinion of Walter T. Woelfle, Esq. as to the legality of the securities being registered.
(23)-(1) -  Consent of Price Waterhouse LLP, Independent Accountants.
(23)-(2) -  Consent of Walter T. Woelfle, Esq. (contained in opinion filed as
            Exhibit (5)).
(24)     -  Power of Attorney, contained in signature page of Registration
            Statement.

----------------------

            The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner, and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

Item 9.  Undertakings.

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i)    To include any prospectus required by
                            section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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         (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

































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                                   SIGNATURES

            The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on August 25, 1995.

                                       WISCONSIN ENERGY CORPORATION
                                       (Registrant)


                                       By:  /s/ R. A. Abdoo
                                       --------------------------------------
                                       R. A. Abdoo, Chairman of the Board,
                                       President and Chief Executive Officer


                            -------------------
                             POWER OF ATTORNEY

            Each person whose signature appears below hereby authorizes
R. A. Abdoo and J. G. Remmel, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually, and in each capacity stated below or otherwise, and to file, any and all amendments to this Registration Statement.

                            ------------------

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 25th day of August, 1995.


       /s/ R. A. Abdoo                   Chairman of the Board, President and
---------------------------------        Chief Executive Officer (Principal
        (R. A. Abdoo)                    Executive Officer) and Director



      /s/ J. G. Remmel                   Vice President and Treasurer
---------------------------------        (Principal Financial and Accounting
        (J. G. Remmel)                   Officer)


---------------------------------        Director
      (J. F. Ahearne)


     /s/ J. F. Bergstrom                 Director
--------------------------------
     (J. F. Bergstrom)


       /s/ R. A. Cornog                  Director
---------------------------------
        (R. A. Cornog)

    /s/ R. R. Grigg, Jr.                 Director
---------------------------------
    (R. R. Grigg, Jr.)


     /s/ G. B. Johnson                   Director
---------------------------------
      (G. B. Johnson)


   /s/ F. P. Stratton, Jr.               Director
---------------------------------
    (F. P. Stratton, Jr.)


       /s/ J. G. Udell                   Director
---------------------------------
       (J. G. Udell)


            The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on August 25, 1995.


                                             WISCONSIN ELECTRIC POWER COMPANY
                                             MANAGEMENT EMPLOYEE SAVINGS PLAN


                                             By:  /s/ J. H. Goetsch
                                             --------------------------------
                                             J. H. Goetsch, Administrator

























                                     S-2